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                                                                    Exhibit 10.1


                            MUTUAL RELEASE AGREEMENT

         This Mutual Release Agreement (the "Agreement") is entered into this 28th day of December 2000, by and among Claimsnet.com, Inc., a Delaware corporation ("Claimsnet"), and its wholly-owned subsidiary, HealthExchange.com, Inc., a Delaware corporation ("HECOM") (collectively, "CLAI"); and John Deere Health Care, Inc., a Delaware corporation ("JDHC").

                                   BACKGROUND

         A. JDHC and Virtual Health, Inc., a Georgia corporation ("VHI"), entered into (1) an Asset Purchase/Business Agreement dated as of October 31, 1998 that provided for the sale of certain electronic medical software (the "JDHC EMR Software") from JDHC to VHI; (2) an Enterprise Care Management System Services Agreement dated as of October 31, 1998 that provided for the development by VHI of new software to be called the Enterprise Care Management System (the "ECMS Software"); (3) a Joint Services Agreement dated as of November 30, 1998 for the provision of services and assistance to each other in connection with the marketing of the JDHC EMR Software; and (4) a Network Access and Proprietary Information Agreement dated as of February 4, 1999 under which JDHC agreed to provide VHx, Inc., a Nevada Corporation and successor to VHI ("VHx"), access to JDHC's computer network and to JDHC's proprietary information (collectively, the "Prior Business Agreements").

         B. JDHC and VHI (or VHx, as the case may be) agreed to amend the Prior Business Agreements in (1) an Agreement dated as of December 15, 1998; (2) a First Amendment dated as of December 16, 1998; (3) a First Amendment dated as of January 6, 1999; (4) a Second Amendment dated as of January 6, 1999; (5) an Amendment to Joint Services Agreement dated as of February 4, 1999; (6) an Amendment to Asset Purchase/Business Agreement and Enterprise Care Management Services Agreement dated as of February 4, 1999; and (7) a Third Amendment dated as of December 12, 1999 (collectively the "Amendments" and together with the Prior Business Agreements, the "Prior Agreements").

         C. Under the terms of the Prior Agreements, a $1.4 million debt payment was due from VHx to JDHC on October 30, 2000, and an additional $1.4 million debt payment is due from VHx to JDHC on June 30, 2001.

         D. Under the terms of the Prior Agreements, JDHC agreed to pay VHI a licensing fee for limited use of the ECMS Software in the amount of $425,000 per year for a period of three years, to be paid semi-annually upon successful completion of beta testing and each six month anniversary thereafter. JDHC has paid to VHx the sum of $212,500 on December 9, 1999 as an advance payment of the first installment.

         E. Pursuant to the Prior Agreements, VHI obtained a surety bond from Amwest Surety Insurance Company in the amount of $2,900,000.00 on December 23, 1998 ("Surety Bond No. 1376226"). Surety Bond No. 1376226 was provided by VHI to JDHC as security to guarantee the payments due to JDHC under the Prior Agreements.

         F. Prior to January 13, 1999, VHI merged with ExtraCorp, a Nevada corporation. ExtraCorp was the surviving corporation in the merger. ExtraCorp subsequently changed its name to VHx on January 13, 1999.

         G. VHx developed the Online Provider Directory portion of the ECMS Software on behalf of JDHC, but the remaining components of the ECMS Software have not been developed.

         H. CLAI and JDHC are entering into a separate Online Provider Directory Support Agreement (the "Online Provider Directory Support Agreement") contemporaneously with this Agreement.

         I. Pursuant to an Asset Purchase Agreement dated as of March 20, 2000 between CLAI and VHx and amended as of April 18, 2000 (the "VHx/Claimsnet Asset Purchase Agreement"), and with the consent of JDHC, the Prior Agreements listed on Annex A to the Assignment and Assumption dated April 18, 2000 between CLAI and VHx (hereinafter the "Assigned Agreements") were assigned from VHx to CLAI.

         Pursuant to the VHX/Claimsnet Asset Purchase Agreement, Claimsnet, through its wholly-owned subsidiary HECOM, acquired from VHx certain of the properties and assets of VHx, including all of the properties and assets related to the Assigned Agreements, and assumed certain liabilities from VHx, including the obligation, under certain circumstances, to satisfy liabilities of VHx to JDHC arising from the J. Assigned Agreements.

         K. The parties have determined that it would be in their mutual best interests to amicably terminate the business relationships among them.

         In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

                  1. Termination of Assigned Agreements. The Assigned Agreements are hereby terminated and shall have no further force and effect.

                  2. Cancellation of Debt Payments. The $1.4 million debt payment due to JDHC on October 30, 2000 and the $1.4 million debt payment due to JDHC on June 30, 2001, in each case together with all interest, penalties, premiums, and other charges and amounts due thereunder, are hereby cancelled.

                  3. Forgiveness of Prepaid License Fees. JDHC hereby forgives the obligation to repay the $212,500 advanced by JDHC to VHx as a prepaid licensing fee for the ECMS Software.

                  4. No Further Obligations of JDHC. JDHC shall have no further obligations or liabilities and shall owe no further licensing fees, royalties, or payments arising out of the Assigned Agreements, except as may be provided in the separate Online Provider Directory Support Agreement between JDHC and CLAI executed contemporaneously with this Agreement.

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                   5.  No Further Obligations of CLAI. CLAI shall not have any further obligation to furnish the ECMS Software or to maintain or support the JDHC EMR Software and shall owe no further licensing fees, royalties, or payments arising out of the Assigned Agreements, except as may be specifically provided in the separate Online Provider Directory Support Agreement executed contemporaneously with this Agreement.

                   6. Mutual Releases. The parties mutually release all claims as set forth below:

                      (a) JDHC hereby releases and forever discharges CLAI, and each of its respective past, present and future, officers, directors, shareholders (other than VHx and its affiliates in the event that they may be deemed to be a shareholder of Claimsnet), agents, attorneys, employees, corporate affiliates, controlling persons, subsidiaries, successors and assigns (collectively "CLAI Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, and liabilities (collectively "JDHC Claims") whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which JDHC now has, has ever had, or may hereafter have against CLAI and/or CLAI Releasees arising contemporaneously with or prior to this Agreement, including any JDHC Claims with respect to the Assigned Agreements. JDHC agrees never to assert any claim, demand or action against CLAI and/or CLAI Releasees based upon any of the JDHC Claims released under this paragraph.

                      (b) CLAI hereby releases and forever discharges JDHC, and each of its past, present and future, officers, directors, shareholders, agents, attorneys, employees, corporate affiliates, controlling persons, subsidiaries, successors and assigns (collectively "JDHC Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, and liabilities (collectively "CLAI Claims"), whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which CLAI now has, has ever had, or may hereafter have against JDHC and/or JDHC Releasees arising contemporaneously with or prior to this Agreement, including any CLAI Claims with respect to the Assigned Agreements. CLAI agrees never to assert any claim, demand or action against JDHC and/or JDHC Releasees based upon any of the CLAI Claims released under this paragraph.

                   7.  Purchase and Sale of JDHC EMR Software.
                       --------------------------------------

                      (a) In consideration of the mutual releases and other good and valuable consideration contained herein, CLAI hereby sells, transfers, assigns, conveys and delivers to JDHC, and JDHC hereby purchases, accepts and acquires from CLAI, all right, title and interest of CLAI in and to the JDHC EMR Software and the assets related thereto (collectively, the "Assets"), as owned or held by CLAI, consisting of the assets identified in Schedule 1 attached to this Agreement.

                      (b) CLAI agrees to transfer to JDHC any and all third party licenses required for the operation of the JDHC EMR Software at no charge to JDHC. CLAI will use reasonable efforts to assist JDHC in resolving any licensing related issues, but will not be required to bear any expenses in connection with such assistance.

                      (c) CLAI agrees to execute such Bills of Sale, Assignments or other documents to evidence transfer of the JDHC EMR Software to JDHC, as reasonably requested by JDHC.

                  8.  Waiver of Rights Under Surety Bond No. 1376226.
                      ----------------------------------------------

         JDHC hereby waives its right to payment under Surety Bond No. 1376226 of the $1.4 million debt due to JDHC on October 30, 2000 and the $1.4 million debt payment due to JDHC on June 30, 2001.

                  9.  Other Consideration.
                      -------------------

         In consideration of the mutual releases and other good and valuable consideration contained herein, CLAI will contemporaneously with the execution of this Agreement issue to JDHC 243,770 shares of CLAI's Common Stock (the "Shares"). Claimsnet shall file with the Securities and Exchange Commission a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), relating to the resale of the Shares as soon as practicable following execution of this Agreement but in no event later than 45 days following the execution date of this Agreement. The Shares shall be subject to the following restrictions on resale: 33% of the Shares shall be eligible for resale commencing on the effective date under the Securities Act of the registration statement relating to the Shares; 33% of the Shares shall be eligible for resale commencing on the date three calendar months following the effective date under the Securities Act of the registration statement relating to the Shares; 33% of the Shares shall be eligible for resale commencing on the date six calendar months following the effective date under the Securities Act of the registration statement relating to the Shares.

                 10.  Representations and Warranties of CLAI.
                      --------------------------------------

         CLAI represents and warrants that:

                      (a) CLAI is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware, and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

                      (b) CLAI has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by CLAI of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of CLAI.

                      (c) This Agreement has been duly and validly authorized, executed and delivered by CLAI and constitutes the legal, valid and binding obligation of CLAI enforceable against CLAI in accordance with its terms.

                      (d) CLAI owns all right, title and interest in and to the JDHC EMR Software free and clear of all liens, pledges, security interests, charges, claims, restrictions, and encumbrances of any nature whatsoever of any third party.

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                      (e) The execution and delivery of this Agreement by CLAI
does not, and the performance by CLAI of its obligations under this Agreement, will not (a) conflict with or violate the certificate of incorporation or bylaws of CLAI; (b) conflict with or violate any law applicable to CLAI or its assets and properties, which conflict or violation would have a material adverse effect on the business, prospects, financial condition or results of operations of CLAI; or (c) result in any breach of or constitute a default (or an event which with notice or elapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which CLAI is a party or by which CLAI is bound, or to which any of its properties or assets is subject.

                      (f) CLAI has not taken any action that would cause
JDHC EMR Software to infringe on any copyright, trademark, service mark, trade name, trade secret, or patent of any third party. To the knowledge of CLAI, no litigation regarding the JDHC EMR Software is pending or has been threatened.

                      (g) CLAI has not transferred, licensed, sold, furnished, or otherwise provided access to or use of the JDHC EMR Software to any third party other than the John Deere Medical Groups.

                      (h) To the knowledge of CLAI, there are no third party obligations relating to the JDHC EMR Software.

                      (i) Pursuant to the VHx/CLAI Asset Purchase Agreement, CLAI acquired the rights of VHx pursuant to, under, and in connection with, the Assigned Agreements, including the rights to any claims for breach of the Assigned Agreements or other claims arising from the Assigned Agreements prior to the date of assignment.

                      (j) CLAI has provided JDHC with true and correct copies of all documents pertaining to the assignment by VHx of the Prior Agreements to CLAI under the VHx/Claimsnet Asset Purchase Agreement and any modifications, amendments or revisions thereto (including any agreements affecting the respective rights or responsibilities of VHx and CLAI with respect to the Prior Agreements).

                 11.  Representations and Warranties of JDHC.
                      --------------------------------------

         JDHC represents and warrants that:

                      (a) JDHC is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

                      (b) This Agreement has been duly and validly authorized, executed and delivered by JDHC and constitutes the legal, valid and binding obligation of JDHC enforceable against JDHC in accordance with its terms.

                      (c) JDHC has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by JDHC of its obligations

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hereunder have been duly and validly authorized by all necessary corporate action on the part of JDHC.

                      (d) The execution and delivery of this Agreement by JDHC does not, and the performance by JDHC of its obligations under this Agreement, will not (a) conflict with or violate the certificate of incorporation or bylaws of JDHC; (b) conflict with or violate any law applicable to JDHC or its assets and properties, which conflict or violation would have a material adverse effect on the business, prospects, financial condition or results of operations of JDHC; or (c) result in any breach of or constitute a default (or an event which with notice or elapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which JDHC is a party or by which JDHC is bound, or to which any of its properties or assets is subject.

                      (e) As of April 18, 2000, the milestones established in the Prior Agreements for the development by VHx of the ECMS Software had not been satisfied.

                      (f) As of October 30, 2000, the $1.4 million debt described in paragraph C under the heading "Background" above had not been paid.

                 12.  Indemnification.
                      ---------------

                      (a) CLAI will indemnify and hold harmless JDHC, its successors and assigns, including any subsidiary, officer, director, employee, agent, contractor, licensee or customer, from any and all loss, liability, claim or damage (including court costs and attorneys fees) sustained as a result of any breach by CLAI of any of its representations, warranties, covenants or agreements under this Agreement.

                      (b) JDHC will indemnify and hold harmless CLAI, its successors and assigns, including any subsidiary, officer, director, employee, agent, contractor, licensee or customer, from any and all loss, liability, claim or damage (including court costs and attorneys fees) sustained as a result of any breach by JDHC of any of its representations, warranties, covenants or agreements under this Agreement.

                 13.  Conditions Precedent.
                      --------------------

         The following conditions precedent shall have occurred before the execution of this Agreement: The representations and warranties made by the parties to this Agreement shall be true and correct in all material respects at and as of the date of this Agreement as though such representations and warranties were made at and as of such times.

                 14.  Confidential Information.
                      ------------------------

                   (a) Acknowledgement of Confidentiality. Each party acknowledges that it may have been exposed to confidential and proprietary information of another party including, custom work product, and other technical information (including functional and technical specifications, designs, drawings, analysis, research, processes, computer programs, methods, ideas, "know-how" and the like), business information (sales and marketing research, materials, plans, accounting and financial information, personnel records and

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the like), member data (including member information and patient records) and other information designated as confidential expressly or by the circumstances in which it was provided ("Confidential Information"). Confidential Information does not include (i) information already known or independently developed by the recipient, (ii) information in the public domain through no wrongful act of the recipient, or (iii) information received by the recipient from a third party who was free to disclose it.

                   (b) Covenant Not to Disclose. With respect to another party's Confidential Information, each party hereby agrees it shall not hereafter use, commercialize or disclose such Confidential Information to any person or entity, except as required by order of a court of competent jurisdiction or other judicial or governmental process or to comply with applicable law, including any applicable securities or tax regulation requirement, or as may be agreed upon in writing among the parties. If any party intends to disclose Confidential Information, then reasonable notice will be provided to all parties of the proposed disclosure so that the non-disclosing parties have a reasonable opportunity to review and discuss the proposed disclosure.

                   (c) Return of Confidential Information. Upon specific request, each party shall collect and return all copies of Confidential Information and notes made therefrom or summaries thereof to the party originally providing such Confidential Information within twenty (20) days of the date of the request.

                   15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

                   16. Acknowledgement. Each of the parties herein represents that they have read this document and know its contents. They further represent that they have agreed to the terms of this Agreement after a full and thorough discussion of all provisions with their respective attorneys. Each party was represented in the negotiation and drafting of this Agreement. Each party has signed with full knowledge of the rights which they have and the obligations that they are assuming as a result of the terms of this Agreement.

                   17. No Admissions. This Agreement should not be construed as an admission of, nor stipulation to, liability by any party whether it be on the basis of third party liability, tort liability, or contract liability, arising out of the agreements between the parties.

                   18. Parties in Interest. This Agreement will be binding and shall inure to the benefit of each of the parties hereto, their successors, assigns, employees, attorneys, and representatives, and as such, each of the parties and their successors in interest will be bound by the terms of this Agreement.

                   19. Severability. If any provision of this Agreement is held to be void, invalid or inoperative, such shall not affect any other provisions herein, and the remainder shall continue in full force and effect as though such void, invalid or inoperative provision had not been a part hereof.

                   20. Confidentiality of Terms. The terms of this Agreement shall be kept confidential among the parties and shall not be disclosed to

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anyone other than the parties except as required by order of a court of competent jurisdiction or other judicial or governmental process or to comply with applicable law, including any applicable securities or tax regulation requirement, or as may be agreed upon in writing among the parties. If any party intends to disclose the terms of this Agreement, then reasonable notice will be provided to all parties of the proposed disclosure so that the non-disclosing parties have a reasonable opportunity to review and discuss the proposed disclosure.

                   21. Entire Agreement. Except as provided for within the Online Provider Directory Support Agreement, this Agreement constitutes the entire agreement between the parties relative to the subject matter hereof. No other promises, agreements, representations, or warranties of any kind whatsoever have been made by any party except as specifically set forth in this Agreement. All prior discussions and negotiations regarding the subject matter by and among the parties are now merged and integrated into and superseded by this Agreement.

                   22. Interpretation. For purposes of interpreting this Agreement, this Agreement shall be conclusively deemed to have been drafted by all parties.

                   23. Modifications. This Agreement may not be modified except by a writing signed by all parties.

                   24. Definition. The term "including" as used herein means "including, but not limited to."

                   25. Disputes, Choice of Law. Except for certain emergency judicial relief authorized under Section 26 ("Injunctive Relief") which may be brought at any time, the parties agree that all disputes between them shall be submitted for informal resolution to their respective chief executive officers. Any remaining dispute shall be submitted to a panel of three (3) arbitrators, with each party to the dispute choosing one (1) panel member and the third member chosen by the first two (2) panel members. The proceedings shall be conducted in accordance with the rules of the JAMS/ENDISPUTE, New York, New York. The award of the arbitrators shall include a written explanation of their decision and shall be binding upon the parties and enforceable in any court of competent jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF GEORGIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ARBITRATION CLAIM BROUGHT BY CLAI AGAINST JDHC SHALL BE INITIATED AND MAINTAINED IN MOLINE, ILLINOIS. ANY ARBITRATION CLAIM BROUGHT BY JDHC AGAINST CLAI SHALL BE INITIATED AND MAINTAINED IN DALLAS, TEXAS.

                   26. Injunctive Relief. The parties acknowledge that violation by one party of the provisions of Section 14 ("Confidential Information") or
Section 20 ("Confidentiality of Terms") would cause irreparable harm to the other party not adequately compensable by monetary damages. In addition to other relief, it is agreed that injunctive relief shall be available to prevent any actual or threatened violation of such previsions.


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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to by duly executed as of the day and year first above written.

JOHN DEERE HEALTH CARE, INC.

 /s/ Jon Chapman
--------------------------------
Name: Jon Chapman
Title: Senior Vice President



CLAIMSNET.COM, INC.


 /s/ Paul W. Miller
--------------------------------
Name: Paul W. Miller
Title: Chief Operating Officer



HEALTHEXCHANGE.COM, INC.


 /s/ Paul W. Miller
--------------------------------
Name: Paul W. Miller
Title:  Chief Financial Officer



                                                                     Page 9 of 9
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                                   Schedule 1

a. The presently existing versions of the JDHC EMR Software executables, as installed at any John Deere Medical Group (JDMG) facility, and the included HELP files.

b. All presently existing versions of the JDHC EMR Software source and object code, as well as code that represents any function that has since been removed from the JDHC EMR Software, or was developed and not yet installed or in production. This includes code in the form of Visual Basic, Visual C++, and Stored Procedures, and/or any other such software that is part of or related to the JDHC EMR Software, regardless of type.

c. The existing JDHC EMR Database structures for Microsoft SQL Server 6.5, including all data elements.

d.       All automated SQA test scripts.

e. All existing documentation relating to the JDHC EMR Software. All items listed above shall be delivered on a PC, in their respective forms. Where appropriate, the items will be delivered on Microsoft Source Safe directories. Some documentation may be delivered in paper form.

f. All U.S. and foreign patents, trademarks, copyrights, service marks, and trade names, together with associated goodwill (including registrations, licenses and applications pertaining thereto), rights under license, maintenance, support or other agreements, and all other intellectual property rights, trade secrets and other proprietary information, processes and formulae relating specifically to JDHC EMR Software.

g. Any and all information as to third party licenses required for the operation of the JDHC EMR Software.